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                                                                   EXHIBIT 10.09



                             DATED 2ND OCTOBER 2000
                                   -----------



                            HOWTIN INVESTMENT LIMITED



                                       TO



                                UDATE.COM LIMITED





                                    L E A S E



                                       OF



                     PART 2ND FLOOR EXTENDING TO 4,054 SQ FT
                        PREMISES AT NEW ENTERPRISE HOUSE
                            ST. HELENS STREET, DERBY


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
THIS DEED OF LEASE is made the   2nd      day of    October    2000
                               ----------        -------------
1.      PARTICULARS
        1.1.   1.1.1. the Landlord          HOWTIN INVESTMENTS LIMITED (Company
                                            Number SC 105034) of Nocton Rise Lincoln LN4 2AF
               1.1.2. the Tenant            UPDATE.COM LIMITED
                                            Mill Cottage, Mercaston, Derbyshire
                                            DE6 3BL
        1.2.   the Building                 The building or buildings known as New
                                            Enterprise House St. Helens Street Derby
                                            of which the Premises form part
        1.3.   the Premises                 ALL THOSE offices situate on the second
                                            floor of the building as more particularly
                                            defined in the First Schedule
        1.4.   Contractual Term             One year from 1st April 2000
        1.5.   Rent Commencement Date       1st August 2000 or such earlier date as
                                            occupation shall commence
        1.6.   Rent                         Thirty nine thousand five hundred
                                            and twenty six pounds and fifty
                                            pence ((pound)39,526.50) p.a.
        1.7.   Interest Rate                4% per year above the
                                            base lending rate of National
                                            Westminster Bank Plc or such other
                                            bank (being a member of the
                                            Committee of London and Scottish
                                            Bankers) as the Landlord may from
                                            time to time nominate in writing.
        1.8.   User                         Professional Offices
        1.9.   Service Charge Percentage    33.39% subject to the provisions for
                                            Variation contained in the Fifth Schedule
        1.10.  Initial Provisional Service
               Charge                       For the first year of the term
                                            (pound)2,88 per square foot of the
                                            net internal floor area of the
                                            Premises making a total of
                                            (pound)11,675.52 (capped at this
                                            figure for the first year of the
                                            term)



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
        1.11.   Additional Right            The right for the Tenant and all those
                                            authorized by the Tenant at all times to
                                            use eight car parking spaces in the car Park
                                            of the building such car parking spaces being
                                            those which the Landlord may from time to time
                                            designate in writing

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2.      DEFINITIONS

        2.1. The terms defined in clauses 1 and 2 and Part A of the Fifth Schedule paragraph 1 of the Sixth Schedule shall for all purposes of this Lease have the meaning specified

        2.2. "the Accountant" means any chartered accountant appointed by the Landlord (including any employee of the Landlord or a Group Company) to perform any of the functions of the Accountant under this Lease

        2.3. "Adjoining Property" means any neighboring or adjoining land or premises (excluding the Building) in which the Landlord or Group Company has a freehold or leasehold interest or in which during the Term the Landlord (or a Group Company) shall have acquired a freehold or leasehold interest

        2.4. "Group Company" means a company that is a member of the same group as the Landlord within the meaning of Section 42 of the 1954 Act

        2.5. "Interest" means interest during the period from the date on which the payment is due to the date of payment both before and after any judgement at the Interest Rate then prevailing or should the base rate referred to in clause 1.7 cease to exist such other rate of interest as is most closely comparable with the Interest Rate to be agreed between the parties or in default of agreement to be determined by arbitration in accordance with and subject to the provisions for the arbitration Acts 1950 and 1979 and any statutory modification or re-enactment thereof for the time being in force

        2.6. "the 1954 Act" means the Landlord and Tenant Act 1954 and all statutes regulations and orders included by virtue of clause 3.13

        2.7. "the Office Covenants" means the covenants set out in the Fourth Schedule

        2.8. "Other Buildings" means all buildings now or at any time during the Term executed on Adjoining Property

        2.9. "Pipes" mean all pipes sewers drains mains ducts conduits gutters watercourses wires cables channels flues and all other conducting media for provision of water soil gas electricity air stream oil telephone and telecommunications and other services and supplies including any fixings louvres cowls and any other ancillary apparatus



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        2.10.   "Common Part" means the kitchen and rest room on the ground floor of the Building the access leading thereto the car park pedestrian ways forecourts landscaped area front and rear entrance halls toilets landings lifts lift shafts staircases passages and other areas which are from time to time during the Term provided by the Landlord for common use and enjoyment by the Tenant and the occupiers of the Building and all persons expressly or by implication authorised by them the Tenant having the right to use the same

        2.11. "Permitted Parts" means any part of the Premises approved by the Landlord

        2.12.   "Plan" means the plan or plans annexed to this Lease

        2.13. "the Planning Acts" mean the Town and Country Planning Act 1990 and all statutes regulations and orders included by virtue of clause 3.13

        2.14. "Rent" does not include the Service Charge but the term "rents" includes Rent and the Service Charge

        2.15. "the Surveyor" means any chartered surveyor appointed by the Landlord (including an employee of the Landlord or a Group Company) to perform any of the functions of the surveyor under this Lease

        2.16. "the Tenant's Covenants" means the covenants and conditions contained or referred to in clause 5 and the Office Covenants

3.      INTERPRETATION

        3.1. The expressions "the Landlord" and "the Tenant" wherever the context so admits include the person for the time being entitled to the reversion immediately expectant on the termination of the Term and the Tenant's successors in title respectively and any reference to a superior landlord includes the Landlord's immediate reversioner (and any superior landlords) at any time

        3.2. Where the Landlord the Tenant or the Guarantor for the time being are two or more persons obligations expressed or implied to be made by or with such party are deemed to be made by or with such persons jointly and severally

        3.3. Words importing one gender include all other genders and words importing the singular include the plural and vice versa



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        3.4.    The expression "Guarantor" includes not only the person referred to in clause 1.1.3 (if any) but also any person who enters into covenants with the Landlord pursuant to clauses 5.9.5 or 5.23

        3.5. The expression "the Term" includes the Contractual Term and any period of holding-over or extension or continuance of the Contractual Term whether by statute or common law but not so that thereby the Tenant shall incur any liability as original lessee if he shall not be the tenant in actual occupation upon any such continuation or holding-over

        3.6. References to "the last year of the Term" include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to "the expiration of the Term" include such other determination of the Term

        3.7. References to any right of the Landlord to have access to the Premises shall be construed as extending to a superior landlord and any mortgage of the Premises and to all persons authorised by the Landlord and any such superior landlord or mortgagee (including agents professional advisers contractors workmen and others) where such superior lease or mortgage grants such rights to access to the superior landlord or mortgagee

        3.8. Any covenant by the Tenant not do to an act or thing shall be deemed to include any obligation not to knowingly permit or suffer such act or thing to be done by anyone authorised by the Tenant to be present upon the Premises

        3.9. Any provisions in this Lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any such superior landlord aforesaid (if any) where such consent shall be required but on the basis that any such superior landlord shall not unreasonably refuse any such consent or approval

        3.10. References to "consent of the Landlord" or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and to "approved" and "authorised" or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord

        3.11. The terms "the parties" or "party" mean the Landlord and/or the Tenant but except where there is an express indication to the contrary exclude the Guarantor



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        3.12.   "Development" has the meaning given by the Planning Acts

        3.13. Any reference to a specific statue include any statutory extension or modification amendment or re-enactment of such statute and any regulations or orders made under such statute and any general reference to "statute" or "statutes" includes any regulations or orders made under such statute or statutes

        3.14. The clause paragraph and schedule headings do not form part of this Lease and shall not be taken into account in its construction or interpretation

4.      DEMISE

        The Landlord demises to the Tenant the Premises TOGETHER with the Additional Right and the right specified in the Second Schedule but EXPRECTING AND RESERVING to the Landlord the right specified in the Third Schedule TO HOLD the Premises to the Tenant for the Contractual Term SUBJECT to all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the Premises YIELDING AND PAYING to the Landlord:

        4.1. The Rent payable without any deduction by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year first such payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the quarter day next after the Rent Commencement Date to be paid on the date of this Lease and

        4.2. By way of further rent the Service Charge payable in accordance with the Fifth Schedule

5.      THE TENANT'S COVENANTS

        The Tenant covenants with the Landlord:

        5.1.    RENT

                To pay the rents on the days and in the manner set out in this Lease and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off save in respect of overpayment of the rents erroneously made by the Tenant

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        5.2.    Outings and VAT

                To pay and to indemnify the Landlord against:

                5.2.1 all rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed upon the occupier of the Premises of a periodical or recurring nature or upon the owner or occupier of them (except such payment which become due as a result of a dealing with the reversionary interest of the Landlord in the Premises); and

                5.2.2 Value Added Tax (or any tax of a similar nature that may be substituted for it or levied in addition to it) chargeable (whether required by statute or at the Landlord's election) in respect of the rents or any other payment made by the Tenant under any of the terms of or in connection with this Lease or in respect of any payment made by the Landlord where the Tenant agrees in this Lease to reimburse the Landlord for such payment PROVIDED THAT nothing in this Lease shall require the Tenant to pay Value Added Tax on the amount of any Value Added Tax charged to the Landlord by third parties

        5.3.    REPAIR CLEANING DECORATING ETC

                5.3.1 To repair the Premises and keep them in repair expecting damage caused by an Insured Risk other than where the insurance money is irrecoverable in consequence of any act or default of the Tenant or anyone at the Premises expressly with the Tenant's authority

                5.3.2 To replace from time to time the Landlord's fixtures and fitting in the Premises specified in the Seventh Schedule which may be or become beyond repair at any time during or at the expiration of the Term fair war and tear expected

                5.3.3 Not to cause any land roads or pavements abutting the Building to be untidy or in a dirty condition and in particular (but without prejudice to the generality of the above) not to deposit on them refuse or other materials

        5.4     WASTE AND ALTERATIONS

                5.4.1   Not to:



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                        5.4.1.1 commit any waste

                        5.4.1.2 make any addition to the Premises

                        5.4.1.3 unite the Premises with any adjoining premises

                        5.4.1.4 make any alteration to the Premises save as
                                permitted by the following provisions of this clause

                5.4.2 Not to make non-structural (save for internal demountable partitions) alterations to the Premises without:

                        5.4.2.1 obtaining the Landlord's consent (such consent
                                not to be unreasonably withheld)

                        5.4.2.2 obtaining and complying with all necessary
                                consent of any competent authority and paying all charges of any such authority in respect of such consents

                        5.4.2.3 if requested by the Landlord to supply to the
                                Landlord drawings and where appropriate a specification in duplicate prepared by an architect or member of some other appropriate profession (who shall supervise the work throughout to completion)

                        5.4.2.4 paying the reasonable and proper fees of the
                                Landlord and any superior landlord mentioned in clause 3.9 and their professional advisers and

                        5.4.2.5 entering into such reasonable covenants as the
                                Landlord may reasonably require as to the execution and reinstatement of the alternations

                5.4.3 Not to make any structural alterations to the Building or the Premises without the consent of the Landlord

                5.4.4 To remove any additional buildings additions alterations or improvement made to the Premises at the expiration of the Term if so requested by the Landlord in writing and to make good any part or parts of the Premises which may be damaged by such removal PROVIDED THAT the Landlord shall not require removal and reinstatement and making good if he intends to demolish or reconstruct the Premises within 12 months after such determination



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                5.4.5   Not to make connection with the Pipes that serve the
                        Premises otherwise than in accordance with plans and specifications approved by the Landlord subject to consent to make such connection having previously been obtained from the competent statutory authority or undertaker

        5.5     AERIALS SIGNS AND ADVERTISEMENTS

                5.5.1 Not to erect any pole mast or wire (whether in connection with telegraphic telephone radio or television communication or otherwise) upon the Premises

                5.5.2 Not to affix to or exhibit on the outside of the Building or to or through any window of the Building nor display anywhere on the Premises any placard sign notice fascia board or advertisement except any sign permitted by virtue of any consent given by the Landlord pursuant to a covenant contained in this Lease such consent not to be unreasonably withheld

        5.6     INSURANCE

                To effect Occupiers Liability Insurance and Employers Liability Insurance and to produce to the Landlord not more than once in any one year evidence of such insurance and the receipt for the last premium paid if required

        5.7     STATUTORY OBLIGATIONS

                5.7.1 At the Tenant's own expense to execute all works and provide and maintain all arrangements upon or in respect of the Premises or the use to which the Premises are being put that are required in order to comply with the requirements of any statute (already or in the future to be passed) or any government department local authority other public or competent authority or court of competent jurisdiction regardless of whether such requirements are imposed on the lessor the lessee or the occupier

                5.7.2 Not to do in the Premises any act or thing by reason of which the Landlord may under statute incur have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

                5.7.3 Without prejudice to the generality of the above to comply in all respects with the provisions of any statutes and any other obligations imposed by



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                        law or by any byelaws applicable to the Premises or in
                        regard to carrying on the trade or business for the time being carried on the Premises

        5.8     ACCESS OF LANDLORD AND NOTICE TO REPAIR

                5.8.1   To permit the Landlord upon prior appointment

                        5.8.1.1 to enter upon the Premises for the purpose of
                                ascertaining that the covenants and conditions of this Lease have been observed and performed

                        5.8.1.2 to view the state of repair and condition of the
                                Premises and

                        5.8.1.3 to give to the Tenant at the Premises or such
                                other address as the Tenant shall notify the Landlord of in writing a notice specifying any repairs cleaning maintenance and painting for which the Tenant is liable hereunder and that the Tenant has failed to execute in breach of the terms of this Lease and to request the Tenant immediately to execute the same

                5.8.2 To repair cleanse maintain and paint the Premises as required by such notice within a reasonable time after receipt thereof

                5.8.3 If within three months of the service of such notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in the notice or shall fail to complete the work within a reasonable time thereafter to permit the Landlord to enter the Premises to execute such work as may be necessary to comply with the notice and to pay to the Landlord the proper cost of so doing and all expenses incurred by the Landlord (including reasonable legal costs and surveyor's fees) within 14 days of a written demand

                5.8.4 The Landlord is exercising such rights as aforesaid shall give the Tenant reasonable prior written notice of the Landlord's desire to exercise such right of access and cause as little damage and disturbance as possible to the occupiers of the Premises and shall make good any damage thereby occasioned



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        5.9     ALIENATION

                5.9.1 (Save pursuant to a transaction permitted by and affected in accordance with the provisions of this Lease) not to part with possession of the whole or any part of the Premises or permit another to occupy the whole or any part of the Premises

                5.9.2   Not to assign or charge part of the Premises

                5.9.3 Not to assign or charge the whole of the Premises without the prior consent of the Landlord but subject to the operation of the following provisions of this clause
                        5.9.3 such consent shall not be unreasonably withheld

                        5.9.3.1 The Landlord may withhold its consent to the
                                application by the Tenant for licence to assign this Lease if any of the conditions and criteria set out in this Clause 5.9.3.1 are not met, that:

                                (a) at the time of the assignment there are not arrears of rents or other ascertained moneys due to the Landlord and

                                (b)     the Tenant gives to the Landlord a
                                        guarantee in the form in the Eighth
                                        Schedule and

                                (c) the Tenant is able to demonstrate to the satisfaction of the Landlord (acting reasonably) that the proposed assignee is responsible and respectable and will be able to pay the rents and meet the other outgoings and liabilities arising under the Lease and

                                (d) any proposed assignee covenants by Deed with the Landlord to pay the rents reserved by this Lease and to observe and perform all the covenants on the part of the Lease and conditions in this Lease during the Term until released by virtue of the Landlord & Tenant (Covenants) Act 1995 and

                                (e) that if reasonably required the proposed Assignee shall provide a reasonably acceptable guarantor or guarantors

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                                        who shall enter into a guarantee in the
                                        form in the Eighth Schedule

                        5.9.3.2 The conditions and criteria set out in Clause
                                5.9.3.1 are specified for the purposes of
                                Section 19 (1A) of the Landlord and Tenant Act 1927

                5.9.4 Not to underlet the whole of the Premises or underlet a Permitted Part of the Premises without the consent of the Landlord (such consent not to be unreasonably withheld)

                5.9.5 That each and every permitted underlease shall be granted without receiving any fine or premium at a rent not less than the full market rent of the Premises underlet or in the case of an Underlease of the whole of the Premises at a rent equal to the Rent payable under this Lease such rent being payable in advance on the days on which Rent is payable under this Lease and shall contain provisions consistent with those herein contained:

                        5.9.5.1 prohibiting the undertenant from doing or
                                allowing any act or thing in relation to the underlet premises inconsistent with or in breach of the provisions of this Lease

                        5.9.5.2 for re-entry by the underlandlord on breach of
                                any covenant by the undertenant

                        5.9.5.3 imposing an absolute prohibition against all
                                dispositions of or other dealings whatever with the Premises other than an assignment or charge of the whole of the premises comprised in the underletting

                        5.9.5.4 prohibiting any assignment or charge of the
                                whole of the premises comprised in the
                                underletting without the prior consent of the Landlord under this Lease (such consent not to be unreasonably withheld or delayed)

                        5.9.5.5 prohibiting the undertenant from permitting
                                another to occupy the whole or any part of the Premises

                        5.9.5.6 imposing in relating to any permitted assignment
                                underletting or charge the same obligations for registration with the Landlord as



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                                are contained in this Lease in relation to
                                dispositions by the Tenant and

                        5.9.5.7 imposing in relation to any permitted
                                underletting the same obligations as contained in this clause 5.9.5 and in clauses 5.9.6 5.9.7 and 5.9.8

                5.9.6 Any Underlease of a Permitted Part must also contain covenants by the Underleassee to pay a fair proportion of:

                        5.9.6.1 the sums payable by the Tenant under clauses
                                4.1 and 4.2

                        5.9.6.2 the costs and expenses incurred by the Tenant
                                in maintaining repairing decorating and
                                renewing the Premises

                5.9.7 Prior to any permitted underletting to procure that the undertenant enters into direct covenants with the Landlord to the like effect as those contained in clauses 5.9.5 5.9.6 5.9.7 and 5.9.8

                5.9.8 To use reasonable endeavors to enforce the performance and observance by every such undertenant of the provisions of the underlease and not at any time without the consent of the Landlord expressly to waive any breach of the covenants or conditions on the part of any undertenant or assignee of any underlease nor (without the consent of the Landlord such consent not to be unreasonably withheld or delayed) vary the terms of any permitted underlease

                5.9.9 Within 28 days of any assignment charge underlease or subunderlease or any transmission or other devolution relating to the Premises to produce for registration with the Landlord's solicitor such deed or document or a certified copy of it and to pay the Landlord's solicitors for the registration of every such document a charge of (pound)20 (Twenty Pounds)

        5.10    NUISANCE ETC AND RESIDENTIAL RESTRICTIONS

                5.10.1 Not to do nor knowingly allow to remain upon the Premises anything which may be or become or cause a nuisance injury or damage to the Landlord or its tenants or the owners or occupiers of adjacent or neighbouring premises

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                5.10.2  Not to use the Premises for a sale by auction or for any dangerous noxious noisy or offensive trade business manufacture or occupation nor for any illegal or immoral act or purpose

                5.10.3 Not to use the Premises as sleeping accommodation (except in case of emergency) or for residential purposes nor keep any animal fish reptile or bird anywhere on the Premises

        5.11    LANDLORD'S COSTS

                To pay to the Landlord all reasonable and proper costs fees charges disbursements and expenses (including without prejudice to the generality of the above those payable to counsel solicitors and surveyors) incurred by the Landlord in relation to or incidental to:

                5.11.1 every application made by the Tenant for a consent or licence required by the provisions of this Lease whether such consent or licence is granted or refused or proffered subject to any lawful qualification or condition or whether the application is withdrawn unless such refusal qualification or condition is unlawful whether because it is unreasonable or otherwise.

                5.11.2 the preparation and service of a notice under the Law of Property Act 1925 Section 146 or incurred by or in contemplation of proceedings under Sections 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court

                5.11.3 the recovery or attempted recovery of arrears of rent or other sums due from the Tenant and

                5.11.4 any reasonable steps taken in contemplation of or in connection with the preparation and service of a schedule of dilapidations during or after the expiration of the Term

                5.11.5 this Lease and its counterpart (not exceeding(pound)900 plus VAT and disbursements)

        5.12    THE PLANNING ACTS

                5.12.1 Not to commit any breach of planning control (such term to be construed as it is used in the Planning Acts) and to comply (so far as the same are valid and binding on the Tenant) with the provisions and requirements of



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                        the Planning Act that affect the Premises whether as to
                        the Permitted Use or otherwise and to indemnify (both during or following the expiration of the Term) and keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention arising during the Term

                5.12.2 Save with respect to any alteration to the Premises to which the Landlord has granted its consent not without the consent in writing of the Landlord (which shall not unreasonably withheld or delayed) to apply for planning permission to carry out any development in or upon the Premises and at the expense of the Tenant to supply the Landlord with a copy of any application for planning permission together with such plans and other documents as the Landlord may reasonably require and to supply prior to the commencement of any development a copy of any planning permission granted to the Tenant

                5.12.3 To pay and satisfy any charge that may be imposed upon any breach by the Tenant of planning control or otherwise under the Planning Acts

                5.12.4 Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Premises or any change of use until:

                        5.12.4.1 all necessary notices under the Planning Acts
                                 have been served and copies produced the Landlord

                        5.12.4.2 all necessary permission under the Planning
                                 Acts have been obtained and produced to the Landlord and

                        5.12.4.3 the Landlords has acknowledged that every
                                 necessary planning permission is acceptable to it the Landlord being entitled to refuse to acknowledge its acceptance of a planning permission only on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would be in the reasonable opinion of the Surveyor be (or likely to be) prejudicial to the Landlord's interest in the Premises whether during or following the expiration of the Term



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                5.12.5  Unless the Landlord shall otherwise direct to carry out and complete before the expiration of the Term:

                        5.12.5.1 any works stipulated to be carried out to the
                                 Premises by a date subsequent to such
                                 expiration as a condition of any planning permission granted for any Development begun before the expiration of the term and

                        5.12.5.2 any Development begun upon the Premises in
                                 respect of which the Landlord shall or may be or become liable for any change or levy under the Planning Acts

                5.12.6 In any case where a planning permission is granted subject to conditions and if the Landlords so requires (which it shall not do during the Tenant's occupation) to provide security for the compliance with such conditions and not to implement the planning permission until security has been provided

        5.13    INDEMNITIES

        To be responsible for and to keep the landlord fully indemnified against all damage damages losses costs expenses actions demands proceedings claims and liabilities made against or suffered by the Landlord arising out of:

                5.13.1 any act omission or negligence of the Tenant or any persons at the Premises expressly or impliedly with the Tenant's authority or

                5.13.2 any breach or non-observance by the Tenant of the covenants conditions or other provisions of this Lease on the part of the Tenant to be observed and performed or any of the matters to which this demise is subject

        5.14    RELETTING BOARDS

               To permit the Landlord at any time during the last 4 months of the Contractual Term and at anytime thereafter to enter upon the Premises and affix and retain upon the Premises in a position that will not interfere with the Tenant's enjoyment of the Premises a notice for reletting the Premises and during such period upon prior appointment to permit persons with the written authority of the Landlord or its agent at reasonable times of the day to view the Premises

        5.15    ENCROACHMENTS

                5.15.1 Not to stop up darken or obstruct any windows or light belonging to the Building

                5.15.2 So far as is reasonably practicable to take all steps to prevent any new window light opening doorway path passage pipe or other encroachment or easement being made or acquired in against out of or upon the Premises and as soon as the same may come to the Tenant's notice to notify the Landlord immediately if any such encroachment or easement shall be made or acquired or attempted to be made or acquired and at the request and cost of the Landlord to give to the Landlord all such assistance as it may reasonably require to enable the Landlord to adopt such means as shall reasonably be required to prevent such encroachment or the acquisitions of any such easement.

        5.16    YIELD UP

                At the expiration of the Term:

                5.16.1 to yield up the Premises in a state of repair and otherwise in accordance with the terms of this Lease

                5.16.2  to give up all keys of the Premises to the Landlord and

                5.16.3 to remove all signs erected by the Tenant in or upon the Premises and immediately to make good any damage caused by such removal

        5.17    INTEREST ON ARREARS

                5.17.1 If the Tenant shall fail to pay the rents or any other sum due under this Lease within 28 days of the date due whether formally demanded or not the Tenant shall pay to the Landlord Interest on the rents or other sum from the date when they were due to the date on which they are paid

                5.17.2 Nothing in the preceding sub-clause 5.17.1 shall entitle the Tenant to withhold or delay any payment of the rents or any other sum due under this Lease after the date upon which they fall due or in any way prejudice affect or derogate from the rights of the Landlord in relation to such non-payment including (but without prejudice to the generality of the above) under the proviso for re-entry contained in this Lease

        5.18    STATUTORY NOTICE ETC

                To give full particulars to the Landlord of a notice direction order or proposal for the Premises made given or issued to the Tenant by any local or public authority within 14 days of receipt and if so required by the Landlord to produce it to the Landlord and to the extent that the Tenant is legally bound thereby without delay to take all steps reasonably necessary to comply with the notice direction or orders in so far as such compliance is otherwise within the obligation of the Tenant under this Lease and at the request and cost of the Landlord to make or join with the Landlord in making such objection or representation against or in respect of any notice direction order or proposals as the Landlord shall reasonably require

        5.19    KEYHOLDERS

                To ensure that at all times the Landlord has and the local police force has written notice of the name home address and home telephone number of at least 2 keyholders of the Premises

        5.20    SALE OF REVERSION ETC

                To permit upon reasonable written notice (being at last 48 hours) at reasonable times during the Term prospective purchase of or agents instructed in connection with the sale of the Landlord's reversion or of any interest superior to the Term to view the Premises without interruption provided they are authorised in writing by the Landlord or its agents

        5.21    DEFECTIVE PREMISES

                To give notice to the Landlord or any defect in the Premises coming to the Tenant's attention which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which they Landlord may from time to time require to be displayed at the Premises for such purposes

        5.22    NEW GUARANTOR

                Within 14 days of the death during the Term of any Guarantor or of such person becoming bankrupt or having a receiving order made against him or having a receiver appointment under the Mental Health Act 1983 or being a company passing a resolution to wind up or entering into liquidation or having a receiver appointed to give notice of this to the Landlord and if so required by the Landlord at the expense of the Tenant within 28 days to procure some other person reasonably acceptable to the Landlord to execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form of the guarantor's covenants contained in the Eighth Schedule of this Lease

        5.23    LANDLORD'S RIGHTS

                To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights granted to it by virtue or the provision of this Lease

        5.24    THE OFFICE COVENANTS

                To observe and perform the Office Covenants

6.      THE LANDLORD'S COVENANT

        The Landlord covenants with the Tenant to permit the Tenant peaceably and quietly to hold and enjoy the Premises without any interruption or disturbance from or by the Landlord or any person whomsoever

7.      SERVICE CHARGE AND INSURANCE COVENANTS

        The provisions of the Fifth and Sixth Schedules shall have effect and the parties covenants with each other to observe with each other to observe and perform their respective obligations set out in those schedules

8.      PROVISOS

        8.1     RE-ENTRY

                If and whenever during the Term:

                8.1.1 the rents (or any of them or any part of them) under this Lease are outstanding for 21 days after becoming due whether formally demanded or not or

                8.1.2 there is a breach by the Tenant of any covenant or other term of this Lease or any document properly executed by the Landlord and the Tenant and expressed to be supplemented to this Lease or

                8.1.3   an individual Tenant becomes bankrupt or

                8.1.4   a company Tenant

                        8.1.4.1 enters into liquidation whether compulsory or
                                voluntary (but not if the liquidation is for amalgamation or reconstruction of a solvent company) or

                        8.1.4.2 has a receiver appointment or

                8.1.5 the Tenant enters into an arrangement for the benefit of is creditors or

                8.1.6 the tenant has any distress or execution levied on its goods the Landlord may re-enter the Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to the Landlord against the Term or the Guarantor in respect of any breach of covenant or other term of this Lease (including the breach in respect of which the re-entry is made)

        8.2     COVENANTS RELATING TO ADJOINING PREMISES

                Nothing contained in or implied in this Lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any property not comprised in this Lease

        8.3     DISPUTES WITH ADJOINING OCCUPIERS

                If any dispute arises between the Tenant and the tenants or occupiers of other parts of the Building or the adjoining Property as to any easement right or privilege in connection with the use of the Premises and any other part of the building or the adjoining Property or as to the boundary structures separating the Premises from any other property it shall be decided by the Landlord

        8.4     EFFECT OF WAIVER

                Each of the Tenant's covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably a similar covenant or similar covenants affecting any other part of the Building or the adjoining Property

        8.5     RIGHTS, EASEMENTS ETC

                The operation of the Law of Property Act 1925 Section 62 shall be excluded from this Lease and the only rights granted to the Tenant are those expressly set out in this Lease and such further ancillary rights that arise under the general law or by necessary implication and the Tenant shall not during the term acquire or become entitled by any means whatever to any easement from or over or affecting any other land or premises now or at any time after the date of this Lease belonging to the Landlord and not comprised in this Lease

        8.6     ACCIDENTS

                The Landlord shall not be responsible to the Tenant or to anyone at the Premises or the Building or the adjoining property with the Tenant's authority for any accident happening or injury suffered or for any damage to or loss of any chattel sustained in the Premises or the Building except in circumstances where the Landlord or its servant or agent is negligent

        8.7     PERPETUITY PERIOD

                The perpetuity period applicable to this Lease shall be 80 years from the commencement of the Contractual Term and whenever in this Lease either party is granted a future interest in the property there shall be deemed to be included in respect to every such grant a provision requiring that future interest to vest within the stated period and for it to be void for remoteness if it shall not have so vested

        8.8     EXCLUSION OF USE WARRANTY

                Nothing in this Lease or in any consent granted to the Landlord under this Lease shall imply or warrant that the Premises may lawfully be used under the Planning Acts for the purpose authorised in this Lease (or any purpose subsequently authorised)

        8.9     ENTIRE UNDERSTANDING

                This Lease embodies the entire understanding of the parties relating to the Premises and to all the matters dealt with by any of the provisions of this Lease

        8.10    REPRESENTATIONS

                The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease

        8.11    LICENCE ETC UNDER HAND

                Whilst the Landlord is limited company or other corporation all licences consents approvals and notices required to be given by the Landlord shall be sufficiently given under the hand of a director or Secretary or other duly authorised officer of the Landlord

        8.12    TENANT'S PROPERTY

                If after Tenant has vacated the Premises on the expiry of the Term any property of the Tenant remains in or on the Premises and the Tenant fails to remove it within 21 days after being requested in writing by the Landlord to do so or if after using its best endeavours the Landlord is unable to make such a request to the Tenant within 28 days from the first attempt so made by the Landlord:

                8.12.1 the Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

                8.12.2 if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within 9 months of the date upon which the Tenant vacated the Premises and

                8.12.3 the Tenant shall indemnify the Landlord against any damage occasioned to the Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Premises

        8.13    PARTY WALLS

                The internal non-load bearing walls that divide the Premises from the adjoining Property shall be deemed to be party walls within the meaning of the Law of Property Act 1925 Section 38 and shall be maintained at the equally shared expense of the Tenant and the other respective estate owners

        8.14    SERVICE OF NOTICES

                8.14.1 The provisions of the Law of Property Act 1925 Section 196 as amended by the Recorded Delivery Services Act 1962 shall apply to the giving and service of all notices and documents under or in connection with this Lease except that Section 196 shall be deemed to be amended as follows:

                        8.14.1.1 The final words of Section 196(4)... "and that
                                 service...be delivered" shall be deleted and there shall be substituted "...and that service shall be deemed to be made on the third working day after the registered letter has been posed "working day" meaning any day from Monday and Friday (inclusive) other than Christmas Day Good Friday and any statutory bank or public holiday"

                        8.14.1.2 any notice or documents shall also be
                                 sufficiently served if sent by telex telephonic facsimile transmission or any other means of electronic transmission to the party to be served and that service shall be deemed to be made on the day of transmission if transmitted before 2:00 p.m. on a working day but otherwise on the next following working day (as defined above) and in this clause "party" includes the Guarantor

                8.14.2 Any notice required to be given or served by law or hereunder and not herein otherwise provided for shall be sufficiently served on the Tenant by being forwarded by registered or recorded delivery post to the Premises or such other address as the Tenant may notify in writing to the Landlord and shall be sufficiently served on the Landlord if addressed to the Landlord and left at or sent by registered or recorded delivery post to the registered office of the Landlord and a notice so sent by post shall be deemed to be given at the time when it ought in due course of post to be delivered at the address to which it is sent

9. The Guarantor covenants with the Landlord to perform the obligations contained in the 8th Schedule

10.     CERTIFICATE

        It is certified that there is no agreement to which this Lease give effect

11.     COVENANT STATUS OF THIS LEASE

        This Lease is a new tenancy within the meaning of Section 1 of the Landlord and Tenant (Covenants) Act 1995

12. By an Order dated 28th July 2000 of the Great Derby County Court it is agreed that this Lease shall be (and is) hereby contracted out of the Security of Tenure provision of the Landlord and Tenant Act 1954 Part and in particular that Sections 24-28 thereof shall be excluded by virtue of Section 38

        IN WITNESS whereof the parties hereto have hereunto caused their respective Common Seals to be hereunto affixed the day and year first before written

                                 FIRST SCHEDULE

                                  THE PREMISES

        "the Premises" means that part of the Building referred to in clause 3.2 shown for the purpose of identification only edged red on the Plans A and B containing 4,054 square feet and including:

        1. The paint paper and other decorative finishes applied to the interior of the external walls of the Building but not any other part of the external walls

        2. The floor finishes so that the lower limit of the Premises includes such finishes but does not extend to anything below them

        3. The ceiling finishes so that the upper limit of the Premises includes such finishes but does not extend to anything above them

        4. The entirety of any non-load bearing internal walls wholly within the Premises

        5. The inner half severed medically of the internal non-load-bearing walls dividing the Premises from the other parts of the Building

        6. The doors and windows and the door and window frames (excluding the external surfaces of the doors and windows and the door and window frames)

        7.      All additions and improvements to the Premises

        8. All the Landlord's fixtures and fittings and fixtures of every kind which shall from time to time be in or upon the Premises whether originally affixed or fastened to or upon the Premises or otherwise including those set out in the Seventh Schedule but excluding any such fixture installed by or at the expense of the Tenant

        9. Any Pipes which are within and that exclusively serve the Premises

                                 SECOND SCHEDULE

                                 RIGHTS GRANTED

        1.     COMMON PARTS

        The right for the Tenant and all persons expressly or by implication authorised by it at all times (in common with the Landlord and all other persons having a like right) to use the Common Parts for all proper purposes in connection with the use and enjoyment of the Premises

        2.      PIPES

        The right to the free passage and running (subject to temporary interruption for repair alteration or replacement) of water sewage gas electricity telephone and other services or supplies to and from the Premises in and through the Pipes that serve the Premises ( in common with the Landlord and any other persons having a like right)

        3.      SUPPORT

        The right of support and protection for the benefit of the Premises from all other parts of the Building

                                 THIRD SCHEDULE

                                 RIGHTS RESERVED

        1.      CONSTRUCTION OF PIPES

        The right to construct renew and maintain in on under or over the Premises at any time during the Term any Pipes for the benefit of any other part of the Building the person exercising this right making good all damage thereby caused to the reasonable satisfaction of the Tenant

        2.      ACCESS

                2.1 The right at any time during the Term at reasonable times and upon written notice except in cases of emergency to enter (or in cases of emergency to break into and enter) the Premises:

                        2.1.1 to inspect cleanse connect to repair remove replace with others in connection with the Pipes easements or service referred to in paragraph 1 of this Schedule

                        2.1.2 to view the state and condition of and repair and maintain the Building the Adjoining Property and (if any) the Other Buildings where such viewing or work would not otherwise be reasonable practicable

                        2.1.3 to carry out work or do anything whatever comprised within the Landlord's obligations in this Lease

                        2.1.4 take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term and

                        2.1.5 to exercise any of the rights granted to the Landlord by this Lease

                        2.1.6 to inspect the condition and state of repair of the Premises

3.      SCAFFOLDING

The right to erect scaffolding for the purpose of inspecting repairing or cleaning the Building and the Adjoining Property

4. SUPPORT ETC

The rights of support and protection from the Premises to all parts of the Building not hereby demised

                                 FOURTH SCHEDULE

                              THE OFFICE COVENANTS

1.      USER

        1.1     Not to use the Premises for any purpose other than the User

        1.2 Not to leave the Premises continuously unoccupied for more than one month without:

                1.2.1   notifying the Landlord and

                1.2.2 providing such caretaking or security arrangements as the Landlord shall reasonably require and the insurers shall reasonably require in order to protect the Premises from vandalism theft damage or unlawful occupation

        1.3 Not to play or use in the Premises any musical instrument loudspeaker tape recorder gramophone radio or other equipment or apparatus that produces sound that may be heard in nearby premises or outside the Premises if the Landlord shall in its absolute discretion consider such sound to be undesirable and shall give written notice to the Tenant to that effect

2.      POLLUTION

Not to permit to be discharged into the Pipes serving the Building any oil or grease or any deleterious objectionable dangerous poisonous or explosive matter or substance and to take all reasonable measures to ensure that any effluent so discharged into the Pipes will not be corrosive or otherwise harmful to the Pipes or cause obstruction or deposit in them

3.      CEILING AND FLOOR LOADING

        3.1 Not to bring or permit to remain on the Premises any safes machinery goods or other articles which will strain or damage the Building or any part of it

        3.2 Not without the consent of the Landlord to suspend anything from the walls or ceilings of the Premises other than lights pictures notice boards and other things normally fixed to the walls or ceilings or use the same for storage of goods or place weight on them

        3.3 on any application by the Tenant for the Landlord's consent under paragraph 3.2 the Landlord may consult and obtain the advice of an engineer or other appropriate person in relation to the loading proposed by the Tenant and the Tenant shall repay to the Landlord on demand the reasonable and proper fees of such engineer or other person

        3.4 Provided that no normal office machinery or equipment shall be prohibited by virtue of this provision

4.      COMMON PARTS

        4.1 Not to cause the Common Parts or any other land roads or pavements adjoining the Building to become untidy or in a dirty condition but at all times to keep the Common Parts and other land roads or pavements free from deposits of the Tenant's materials and refuse

        4.2 Not to stand place deposit or expose outside any part of the Premises any goods materials articles or things whatsoever for display or sale or for any other purpose nor cause any obstruction of the Common Parts

5.      MACHINERY

        Not to install or use in or upon the Premises any machinery or apparatus so as to cause noise or vibration which can be heard or felt in nearby premises or outside the Premises or so as to cause structural damage

        6.      UNLOADING

                Not to load or unload any goods or materials onto or from vehicles and convey the same from and into the Building and the Premises except through the entrances designated for that purpose and by means of any lift designated for such purpose

        7.      HEATING COOLING AND VENTILATION

                7.1 Not to do anything which interferes with the heating cooling or ventilation of the Common Parts or which imposes an additional load on any heating cooling or ventilation plan and equipment in the Building

                7.2 Not to operate the ventilation equipment in the Premises otherwise than in accordance with the reasonable regulations for such purpose made by the Landlord from time to time

        8.      SECURITY

        To comply with the reasonable regulations made by the Landlord relating to the security of the Building and to ensure that when the rear access door is used by the Tenant or its licensees that the rear access door is locked after use

        9.      REGULATIONS

        To comply with all reasonable regulations made by the Landlord from time to time for the better management of the Building

        10.     NAMEPLATES OR SIGNS

        Not to erect any signs or notices on the Premises without prior written consent of the Landlord

        11.     BLINDS

        To use only vertical blinds to the windows such blinds to be a colour and specification previously approved by the Landlord such approval not to be unreasonably withheld or delayed

                                 FIFTH SCHEDULE

                                 SERVICE CHARGE

                                     PART A

                                   DEFINITIONS

        1. "Service" means the services facilities and amenities specified in Part C of this Schedule

        2. "Computing Date" means such date as the Landlord may from time to time nominate and "Computing Dates" shall be construed accordingly

        3.      "Financial Year" means the period:

                3.1 from the commencement of the Term to and including the first Computing Date and subsequently

                3.2 between two consecutive Computing Dates (excluding the First Computing Date from but including the second Computing Date in the period)

        4. "Gross Annual Expenditure" means in relation to any Financial Year the aggregate of:

                4.1 all costs expenses and outgoings whatever incurred by the Landlord during that Financial Year in or incidentally to providing all or any of the Services and any VAT payable

                4.2 all costs incurred by the Landlord during that Financial Year in relation to the matters specified in Part D of this Schedule ("Additional Items") and any VAT payable but "Gross Annual Expenditure" shall not include any expenditure in respect of the maintenance or repair of any part of the Building or of any thing in the Building whose maintenance or repair is the exclusive responsibility of the Tenant or any other tenant in the Building or the Adjoining Property

        5. "Annual Expenditure" means in relation to any Financial Year the Gross Annual Expenditure for that Financial Year less the aggregate of:

                5.1 if the Financial Year in question or in any previous Financial Year the Landlord has incurred any costs or expenses in or incidentally to making good any loss or damage covered by any policy of insurance maintained by the Landlord pursuant to its obligations in this Lease all (if any) amounts recovered by the Landlord in the Financial Year in question pursuant to such policy of insurance and

                5.2 if in the Financial Year in question or in any previous Financial Year the Landlord has incurred any costs or expenses in or incidentally to providing any of the Services or in relation to any of the Additional Items which are recoverable (in whole or in part) from any person other than the Tenant or any other tenant in the Building all (if any) amounts recoverable by the Landlord in the Financial Year in question from any such person (whether or not actually recovered)

        6. "Service Charge" means the Service Charge Percentage of the Annual Expenditure for the relevant Financial Year

        7. "Lettable Area" means all parts of the Building not comprising Common Parts which from time to time are either occupied by the Landlord for the purposes of its business or by a tenant or tenants for office purposes or are so constructed or adapted as to be capable of being so occupied

        8. "Retained Parts" means all parts of the Building (including the Common Parts) other than the Premises and the other Lettable Areas

        9.      "Structure" means:

                9.1 the entirety of the roofs and foundations of the Building

                9.2 the entirety of all floors and ceilings of the Building (but excluding the floor and ceiling finishes)

                9.3 the entirety of all external walls of the Building (but excluding the paint paper and other decorative finishes applied to the internal faces of such walls within a Lettable Area)

                9.4 the entirety of all load-bearing walls pillars and other structures of the Building (but excluding the paint paper and other decorative finishes applied to the faces of such walls pillars and other structures within a Lettable Area) and

                9.5 all other parts of the structure of the building not referred to in the preceding paragraphs 9.1 to 9.4

                9.6     the entirety of the car park adjacent to the Building

        10. "Plants" means all apparatus plant machinery and equipment within the Building from time to time including (without prejudice to the generality of the above) lifts lift-shafts stand-by generators and boilers and items relating to mechanical ventilation heating cooling public address and closed circuit television systems

                                     PART B

          PERFORMANCE OF THE SERVICES AND PAYMENT OF THE SERVICE CHARGE

        11.     PERFORMANCE OF THE SERVICES

        Subject to the Tenant paying to the Landlord the Service Charge and complying with the covenants and other terms of this Lease the Landlord shall perform the Services throughout the Term provided that the Landlord shall not be liable to the Tenant in respect of any failure or interruption in any of the Services by reason of necessary repair replacement maintenance or any installations or apparatus or their damage or destruction or by reason of mechanical or other defect or breakdown or frost or other inclement conditions or shortage of fuel materials water or labour or any other cause beyond the Landlord's control and not arising from the Landlord's default hereunder PROVIDED THAT the Landlord shall restore the same as soon as reasonably practicable

        12.     PAYMENT OF THE SERVICE CHARGE

                12.1 The Landlord shall as soon as reasonably practicable after each Computing Date prepare an account showing the Gross Annual Expenditure and the Annual Expenditure for the Financial Year ending on that Computing Date and containing a schedule together with such receipts vouchers and other evidence of payment as the Tenant may reasonably require of the expenditure referred to in it and upon such account being certified by the Accountant it shall be conclusive evidence for the purposes of this Lease of all matters of fact referred to in the account except in the case of manifest error

                12.2 The Tenant shall pay for the period from the Rent Commencement Date to the Computing Date next following the date of this Lease the Initial Provisional Service Charge the first payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the next quarter day to be paid on the date of this Lease and subsequent payments to be made in advance on the relevant quarter days in respect of the relevant quarters

                12.3 The Tenant shall pay for the next and each subsequent Financial Year a provisional sum calculated upon a reasonable and proper estimate by the Surveyor acting as an expert and not as an arbitrator of what the Annual Expenditure is likely to be for that Financial Year by four equal quarterly payments on the usual quarter days


                12.4    If the Service Charge for any Financial Year shall:

                        12.4.1 exceed the provisional sum for that Financial Year the excess shall be due to the Landlord on demand or

                        12.4.2 be less than such provisional sum the overpayment shall be credited to the Tenant against the next quarterly payment of the Rent and Service Charge and any balance refunded to the Tenant at the expiry of the Term

        13.     VARIATIONS

                13.1 The Landlord may withhold add to extend vary or make any alteration in the rendering of the Services or any of them from time to time provided that the same complies with the principles of good estate management and is reasonable in all the circumstances

                13.2 If at any time during the Term the total property enjoying or capable of enjoying the benefit of any of the Services or the Additional Items is increased or decreased on a permanent basis or the benefit of any of the Services or the Additional Items is extended on a like basis to any adjoining or neighbouring property or if some other event occurs a result of which is that the Service Charge Percentage is no longer appropriate to the Premises the Service Charge Percentage shall be varied with effect from the Computing Date following such event by agreement between the parties or in default of agreement shall be referred to arbitration except that nothing contained in this Lease shall imply an obligation on the part of the Landlord to provide the Services or the Additional Items to any adjoining or neighbouring property

                                     PART C

                                  THE SERVICES

        14.     MAINTAINING STRUCTURE AND RETAINED PARTS

                14.1 Maintaining repairing rebuilding renewing and reinstating the Structure except where the same results from the occurrence of an Insured Risk where the insurance monies have not been refused by reason of any act or default of the Tenant

                14.2 Maintaining and repairing the outer half served medially of all internal non-load-bearing walls dividing the Premises from other parts of the Building

                14.3 Maintaining repairing amending altering rebuilding renewing and reinstating and where appropriate treating washing down painting and decorating to such standard as the Landlord may from time to time reasonably consider adequate the Common Parts including the entirety of all walls floors and ceilings surrounding and all doors and windows and door and window frames in the Common Parts (but excluding any such items or parts of them the maintenance of which is the exclusive responsibility of the Tenant or any other tenant of the Adjoining Property) except where the same results from the occurrence of an Insured Risk where the insurance monies have not been refused by reason of any act or default of the Tenant

        15.     LIFT

        Providing a lift service by the operation of the lift now installed in the Building or by such substituted lift as the Landlord may from time to time reasonably decide to install

        16.     HOT AND COLD WATER

        Maintaining at all times to the Building an adequate supply of hot and cold water and supplying necessary washing and toilet requisites in the toilet accommodation in the Retained Parts

        17.     CENTRAL HEATING

        Supplying at all times during the months of October November December January February March and April and such other times when necessary central heating to the Premises and the Common Parts in order to maintain a room temperature (with adequate natural ventilation) of 65 degrees Fahrenheit from 8:00 a.m. to 6:00 p.m. on every weekday

        18.     MAINTAINING ETC. PLANT

        Inspecting servicing maintaining repairing (including renewal but not replacement) amending overhauling and insuring (save in so far as insured under other provisions of this Lease) all Plant which serves the Premises (but excluding any items or parts of any items of such Plant whose maintenance is the exclusive responsibility of the Tenant or is attributable to any other lettable area) and all other Plant

        19.     MAINTAINING ETC. PIPES

        Maintaining repairing cleansing emptying draining amending and renewing all Pipes in on under or over the Building or the Adjoining Property serving the Premises in common and other premises (but excluding any Pipes or parts of them whose maintenance is the exclusive responsibility of any tenant in the Adjoining Property)

        20.     MAINTAINING ETC. FIRE ALARMS ETC.

        Maintaining and renewing any fire alarms fire prevention and fire fighting equipment and ancillary apparatus in the Common Parts

        21.     CLEANING ETC. THE COMMON PARTS

        Cleaning treating polishing heating and lighting the Common Parts

        22.     GARDENS AND FLORAL DECORATIONS

        Providing and maintaining to a reasonable standard plants shrubs trees gardens or grassed areas and floral decorations in the Common Parts and keeping the same planted free from weeds and properly attended and the grass cut

        23.     FIXTURES FITTINGS ETC.

        Supplying providing purchasing maintaining renewing replacing repairing servicing overhauling and keeping in good and serviceable order and condition all appurtenances fixtures fittings bins receptacles tools appliances materials equipment and other things which the Landlord reasonably may deem desirable or necessary for the maintenance appearance upkeep or cleanliness of the Building and the adjacent car park or any part of it

        24.     WINDOWS

        Cleaning at monthly intervals the exterior of all windows and window frames in the Building including those that form part of the Premises and other lettable areas

        25.     REFUSE

        Collecting and disposing of refuse from the Building and the provision repair maintenance and renewal of plant and equipment for the collection treatment packaging or disposal of refuse

        26.     INSURANCE

        Insuring the Premises the Building the Common Parts and the Pipes in accordance with the Sixth Schedule

        27.     OTHER SERVICES

        Any other services relating to the Building or any part of it reasonably provided by the Landlord in the interests of good estate management from time to time during the Term and not expressly mentioned herein

                                     PART D

                              THE ADDITIONAL ITEMS

        28.     FEES

                28.1 The reasonable and proper fees and disbursements (and any VAT payable on them) of:

                        28.1.1 the Surveyor the Accountant and any other individual firm or company employed or retained by the Landlord for (or in connection with) such surveying or accounting functions

                        28.1.2 the managing agents (whether or not the Surveyor) for or in connection with:

                                28.1.2.1 the management of the Building
                                         including but without prejudice to the
                                         generality of the foregoing the
                                         collection of the rents and all other
                                         sums due to the Landlord from the
                                         tenants of the Building

                                28.1.2.2 the performance of the Services and any
                                         other duties in and about the Building
                                         or any part of it relating to (without
                                         prejudice to the generality of the
                                         above) the general management
                                         administration security maintenance
                                         protection and cleanliness of the
                                         Building

                        28.1.3 any individual firm or company provided caretaking or security arrangements and services to the Building

                        28.1.4 any other individual firm or company employed by the Landlord to perform (or in connection with) any of the Services or any of the functions or duties referred to in this paragraph

                28.2 The fees of the Landlord or a Group Company for any of the Services or the other functions and duties referred to in paragraph 28.1 above that shall be undertaken by the Landlord or a Group Company and not by a third party

        29.     CONTRACTS FOR SERVICE

        The cost of entering into any contracts for the carrying out of all or any of the Services and other functions and duties that the Landlord may in its reasonable discretion deem desirable or necessary

        30.     OUTGOINGS

        All rates taxes assessments duties charges impositions and outgoings which are now or during the Term shall be charged assessed or imposed on:

                30.1 The whole of the Building where there is no separate charge assessment or imposition on or in respect of an individual unit

                30.2    The whole of the Common Parts or any part of them

        31.     ELECTRICITY, GAS ETC.

        The cost of the supply of electricity gas oil or other fuel for the provision of the Services

        32.     ROAD ETC. CHARGES

        The amount which the Landlord shall be called upon to pay and may properly pay as a contribution towards the expense of making repairing (including renewals but not rebuilding) maintaining and cleansing any ways roads pavements or structures Pipes or anything which may belong to or be used for the Building or any part of it exclusively or in common with other neighbouring or adjoining premises

        33.     STATUTORY ETC. REQUIREMENTS

        The cost of taking all steps deemed desirable or expedient by the Landlord for complying with making representations against or otherwise contesting the incidence of the provisions of any statute byelaw or notice concerning town planning public health highways streets drainage or other matters relating to or alleged to relate to the Building or any part of it for which any tenant is not directly and exclusively liable

        34.     NUISANCE

        The cost to the Landlord of abating a nuisance in respect of the Building or any part of it greater than a single lettable area in so far as the same is not the liability of any individual tenant

        35.

                35.1 Provided always that in relation to the calculation of the Gross Annual Expenditure or the Service Charge the Landlord shall not include the same sum more than once nor shall the Landlord or any other person providing the Services be paid more than once for any service so provided

                35.2 Notwithstanding the provisions of this Schedule the Landlord shall not recover or seek to recover from the Tenant any Service Charge or other payment in respect of any costs incurred by the Landlord of or incidental to the remedying of any defect in the structure of the Premises or the Building which manifests itself at any time during the Term or of any want of repair attributable to such defect which manifests itself at any time during the Term

                                  SIXTH SCHEDLE

                                    INSURANCE

        1.      DEFINITION

                1.1 "Insurance Cost" means the sums that the Landlord shall from time to time pay by way of premium:

                        1.1.1 for insuring the Building in accordance with this Schedule or (where such insurance includes other premises) the proportion reasonably attributable to the Building of the sums that the Landlord shall from time to time pay by way of premium for insuring the Building and such other premises (to be determined from time to time by the Surveyor acting as an expert and not as an arbitrator)

                        1.1.2 for insuring in such amount and on such terms as the Landlord shall consider appropriate against all liability of the Landlord to third parties arising out of or in connection with any matter involving or relating to the Building

                1.2 "Insured Risks" means fire lightning explosion aircraft (including articles dropped from aircraft) riot civil commotion malicious persons earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus and impact by road vehicles and such other risks as the Landlord from time to time reasonably may think fit to insure against

2.      LANDLORD TO INSURE

The Landlord shall insure the Building unless such insurance shall be vitiated by any act of the Tenant its agents or employees and keep the same insured against all the Insured Risks at all times

3.      DETAILS OF THE INSURANCE

Insurance shall be effected:

        3.1 in such substantial and reputable insurance office or with such underwriters and through such agency as the Landlord may from time to time reasonably decide

        3.2     for the following sums:

                3.2.1 such sum as shall from time to time be the full cost (including any Value Added Tax thereon) of rebuilding and reinstating the Building including architects' surveyors' and other professional fees payable upon any applications for planning permission or other permits or consents that may be required in relation to the rebuilding or reinstatement of the Building the cost of debris removal demolition site clearance any works that may be required by statute and incidental expense and

                3.2.2 the loss of Rent and Service Charge (including any Value Added Tax thereon) payable under this Lease from time to time (having regard to any review of rent which may become due under this Lease) for three years or such longer period as the Landlord may from time to time reasonably deem to be necessary for the purposes of the planning and carrying out the rebuilding or reinstatement or (where such insurance includes this Lease and other leases) such proportion attributed to this Lease from time to time by the Surveyor acting as an expert and not as an arbitrator

        3.3 against damage or destruction by the Insured Risks to the extent that such insurance may ordinarily be arranged for property such as the Building with an insurer of repute and subject to such excesses exclusions or limitations as are usual in the insurance market from time to time

4.      SUSPENSION OF RENT

        4.1    If and whenever during the Term:

               4.1.1 the Premises (which expression in this clause 4 and in clauses 5 and 6 of this Schedule shall include the means of access thereto) or any part of them or the Building or any part of it or the Pipes or the Common Parts are damaged or destroyed by way of the Insured Risks so that the Premises or any part of them are unfit for occupation or use and

               4.1.2 to the extent that payment of the insurance money is not refused by reason of any act or default of the Tenant its agents or employees the provisions of paragraph 4.2 shall have effect

        4.2 When the circumstances contemplated in paragraph 4.1 arise the Rent and the Service Charge or a fair proportion of it or them according to the nature and the extent of the damage sustained and the extent of the insurance monies not refused under paragraph 4.1.2 of this Schedule shall cease to be payable until the Premises or the Building or the affected parts aforesaid shall have been rebuilt or reinstated so that the Premises or the affected part are made fit for occupation or use (the amount of such proportion to be determined by arbitration in accordance with and subject to the provisions of the Arbitration Acts 1950 and 1979 and any statutory modification or re-enactment thereof for the time being in force)

5.      REINSTATEMENT AND TERMINATION IF PREVENTED

        5.1 If and whenever during the term the Premises or any part of them or the Building or any part of it or the Pipes or the Common Parts are damaged or destroyed by any of the Insured Risks and subject to paragraph 6.6. of this Schedule the Landlord shall use with due expedition its reasonable endeavours to obtain all planning permissions and other permits and consents that may be required under the Planning Acts or other statutes (if any) to enable the Landlord to rebuild or reinstate the property so damaged or destroyed ("Permissions")

        5.2 Subject to the provisions of paragraphs 5.3 and 5.4 the Landlord shall as soon as the Permissions have been obtained or immediately where no Permissions are required apply all money received in respect of such insurance (except sums in respect of loss of Rent and Service Charge) in rebuilding or reinstating the Premises or the Building so destroyed or damaged making up any shortfalls out of its own resources

        5.3 For the purposes of this paragraph the expression "Supervening Events" means:

                5.3.1 the Landlord has failed despite using its best endeavours to obtain the Permissions

                5.3.2 any of the Permissions have been granted subject to a lawful condition with which in all the circumstances it would be unreasonable to expect the Landlord to comply

                5.3.3 some defect or deficiency in the site upon which the rebuilding or reinstatement is to take place would mean that the same could only be undertaken at a cost that would be unreasonable in all the circumstances

                5.3.4 the Landlord is unable for reason not within the Landlord's control to obtain access to the site for the purposes of rebuilding or reinstating

                5.3.5 the rebuilding or reinstating is prevented by war act of God Government actions strike lock-out

        5.4 The Landlord shall not be liable to rebuild or reinstate the Premises or the Building if and for so long as such rebuilding or reinstating is prevented by Supervening Events

        5.5 If upon the expiry of a period of two years commencing on the date of the damage or destruction the Landlord has not commenced the rebuilding or reinstatement of the Premises or the Building either party may by notice served at any time within 6 months of the expiry of such period invoke the provisions of paragraph 5.6

        5.6     Upon service of a notice in accordance with paragraph 5.5:

                5.6.1 the Term will absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other including (with prejudice to the generality of the above) any right that the Tenant might have against the Landlord for a breach of the Landlord's covenants set out in paragraphs 5.1 and 5.2

                5.6.2 all money received in respect of the insurance effected by the Landlord pursuant to this clause shall belong to the Landlord

6.      TENANT'S INSURANCE COVENANTS

The Tenant agrees with the Landlord:

        6.1 to comply with all the reasonable requirements and recommendations of the insurers

        6.2 not knowingly to do or omit anything that could cause any policy of insurance on or in relation to the Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything by which additional insurance premiums may become payable

        6.3 not to store or bring onto the Premises any article substance or liquid of a specifically combustible inflammable or explosive nature and to comply with the reasonable requirements and recommendations of the fire authority as to fire precautions relating to the Premises

        6.4 not to obstruct the access to any fire equipment or the means of escape from the Premises nor to lock any fire door while the Premises are occupied

        6.5 to give notice to the Landlord as soon as reasonably practicable upon the happening of any event which might affect any insurance policy on or relating to the Premises or upon the happening of any event against which the Landlord may have insured under this Lease of which the Tenant its agents and employees have notice

        6.6 if and whenever during the Term the Premises or any part of them are damaged or destroyed by an Insured Risk and the insurance money under the policy of insurance effected by the Landlord pursuant to its obligations contained in this Lease is by reason of any act or default of the Tenant its agents or employees wholly or partially irrecoverable immediately in every such case to pay to the Landlord on demand the amount of such insurance money so irrevocable in which event the provisions of paragraphs 5 and 6 of this Schedule shall apply

7.      LANDLORD'S INSURANCE COVENANTS

The Landlord agrees with the Tenant in relation to the policy of insurance effected by the Landlord pursuant to its obligations in this Schedule

        7.1 to produce to the Tenant on demand reasonable evidence of the terms of the policy and the fact that the last premium has been paid

        7.2 to produce that the interest of the Tenant is noted or endorsed on the policy

        7.3 to notify the Tenant of any material change in the risks covered by the policy from time to time

        7.4 to produce to the Tenant on demand written confirmation from the insurers that they have agreed to waive all rights of subrogation against the Tenant

                                SEVENTH SCHEDULE

                       (LANDLORD'S FIXTURES AND FITTINGS)

The radiators window and door fittings light fittings electrical equipment and carpeting (but excluding any electrical equipment which is brought onto the Premises by the Tenant)

                                 EIGHTH SCHEDULE
1.      GUARANTEE

        1.1 The Guarantor(s) (jointly and severally) guarantee(s) to the Landlord that the Tenant will pay the rents reserved by and perform and observe all the Tenant's covenants in this Lease throughout the Term and the Guarantor(s) will pay and make good to the Landlord on demand any losses damages costs and expenses suffered or incurred by the Landlord by reason of any failure of the Tenant to do so

        1.2 This guarantee is to take effect immediately on the assignment of the Lease to the Tenant and is to remain in force for so long as and to the extent that the Tenant is not released by law from liability for the Tenant's covenants in the Lease

        1.3 In the context of these guarantee provisions, reference to the Tenant are to the assignee only (in its capacity as Tenant) with respect to whom this guarantee is given

2.      NO WAIVER OR RELEASE OF LIABILITY

The Guarantor(s) is not to be released from liability under these provisions by reason of:

        2.1 any forebearance the granting of any time or any other indulgence on the part of the Landlord; or

        2.2 any variation of this Lease, made with the consent of the Guarantor(s), and the guarantee of the Guarantor(s) in paragraph 1 is to operate in relation to this Lease as it may be varied from time to time

3.      GUARANTOR(s) TO ACCEPT NEW LEASE UPON DISCLAIMER

        3.1 If this Lease is determined by re-entry by the Landlord or is effectively determined by disclaimer, the Guarantor(s) shall, if the Landlord by notice in writing within three months after the date of determination so requires take from the Landlord a lease of the Premises

        3.2 The Lease to be granted to the Guarantor(s) under paragraph 3.1 is to be on the following terms:

                3.2.1 the term is to commence on the date of termination of this Lease and to be equal to the residue of the Term which would have remained unexpired at the date of this Lease had not then been terminated;

                3.2.2 the yearly rent is to be the same as would have been payable under this Lease if it had continued;

                3.2.3 the Lease is otherwise to be on the same terms and conditions as would have applied under this Lease if it had been continued undetermined; and

                3.2.4 the Guarantor(s) (is) (are) to succeed to the rights and assume the liability of the Tenant under this Lease as if the Lease had continued undetermined

4.      SUBORDINATION OF RIGHTS OF THE GUARANTOR(s)

        4.1 With respect to any sums paid by the Guarantor(s) under this Schedule and to any other rights which may accrue to the Guarantors(s) in respect of any sums so paid or liabilities incurred under this guarantee or in the observance performance or discharge of the obligations and covenants of the Tenant in this Lease, the Guarantor(s) shall rank and be entitled to enforce its rights only after all obligations and covenants under this guarantee have been fully observed and performed, and if they have not the Guarantor(s) shall not:

                4.1.1 seek to recover from the Tenant, or any third party whether directly or by way of set-off lien counterclaim or otherwise or accept any money or other property or security or exercise any rights in respect of any sum which may be or become due to the Guarantor(s) on account of the failure by the Tenant to observe and perform or discharge such obligations or covenants in this Lease;

                4.1.2 claim, prove or accept any payment in composition by way of winding-up, liquidation, bankruptcy or other form of insolvency of the Tenant in competition with the Landlord for any amount whatsoever owing to the Guarantor(s) by the Tenant; nor

                4.1.3 exercise any right or remedy in respect of any amount paid by the Guarantor(s) under this Lease or any liability incurred by the Guarantor(s) in observing, performing or discharging the obligations and covenants of the Tenant

        4.2 The Guarantor(s) warrant(s) that it has not taken, and undertakes with the Landlord that it will not without the consent of the Landlord:

                4.2.1 take any security from the Tenant in respect of this guarantee and, if any such security is so taken notwithstanding, it shall be held on trust for the Landlord as security for the respective liabilities of the Guarantor(s) and the Tenant; nor

                4.2.2 be entitled to any right of proof in the bankruptcy, liquidation or other form of insolvency of the Tenant or exercise any other right of the Guarantor(s) discharging his liability in respect of such obligation and covenants


THE COMMON SEAL of Howtin Investments Limited was hereunto affixed in the presence of

               Director  /s/ (Illegible)

               Secretary /s/ (Illegible)

THE COMMON SEAL of Udate.Com Limited
was hereunto affixed
it the presence of

               Director

               Secretary

IN THE GREAT DERBY COUNTY COURT     No of Matter   DE002468

IN THE MATTER OF THE LANDLORD AND TENANT ACT 1954

AND

IN THE MATTER OF A PROPOSED LEASE OF PREMISES AT

NEW ENTERPRISE HOUSE, ST HELENS STREET, DERBY

BETWEEN

Howtin Investments Limited

                                                   First Applicant

                                    and

Icebreaker Personal Network Limited

                                                   Second Applicant

Upon the application of the Solicitors for the First and Second Applicant and by consent it is ordered that the First and Second Applicant shall be authorised to include in a Lease (a draft copy of which annexed hereto) to be made between the First Applicant as Landlord and the Second Applicant as Tenant of premises situate at New Enterprise House, St Helens Street, Derby of a provision excluding the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954


Dated the    28th   day of    July   2000
          ----------       ----------

/s/ (Illegible)
District Judge